As filed with the Securities and Exchange Commission on October 24, 1996

                                                     Registration No. 33-
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 ---------------

                                MICROFRAME, INC.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

          New Jersey                                             22-2413505
 ------------------------------                              -------------------
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

  21 Meridian Road, Edison, New Jersey                             08820
----------------------------------------                         ----------
(Address of Principal Executive Offices)                         (Zip Code)

                             1994 STOCK OPTION PLAN
                             ----------------------
                            (Full Title of the Plan)

                                 Stephen B. Gray
                      President and Chief Operating Officer
                                MicroFrame, Inc.
                   21 Meridian Road, Edison, New Jersey 08820
                   ------------------------------------------
                     (Name and Address of Agent for Service)

                                 (908) 494-4440
          -------------------------------------------------------------
          (Telephone Number, Including Area Code, of Agent for Service)

                                 With a copy to:
                              James Alterbaum, Esq.
                       Parker Chapin Flattau & Klimpl, LLP
                           1211 Avenue of the Americas
                            New York, New York 10036

                         CALCULATION OF REGISTRATION FEE


================================================================================
                                                        Proposed       Proposed
Title of                                                Maximum        Maximum
Securities             Amount          Offering        Aggregate      Amount of
to be                  to be             Price          Offering    Registration
Registered         Registered(4)     Per Share(1)       Price(1)        Fee
--------------------------------------------------------------------------------
Common Stock,       10,000 shares      $1.78(2)       $   17,800(2)   $   5.39
$.001 par value     23,196 shares      $1.94(2)       $   45,000(2)   $  13.64
                    40,000 shares      $1.50(2)       $   60,000(2)   $  18.18
                   455,088 shares      $1.31(2)       $  596,165(2)   $ 180.66
                   471,716 shares      $1.56(3)       $  735,877(3)   $ 222.99
--------------------------------------------------------------------------------
Total            1,000,000 shares                     $1,454,842      $ 440.86
================================================================================

(1)   Estimated solely for purposes of calculating the registration fee.
(2) Based, pursuant to Rule 457(h), on the exercise price of the related option.
(3) Based, pursuant to Rule 457(c), on $1.56 per share, which was the average of the high and low selling prices of the Registrant's Common Stock on the Nasdaq Small Cap Market on October 18, 1996.
(4) Pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate number of additional shares which may become issuable by operation of the antidilution provisions of the Plan.

                                     PART I

                            INFORMATION NOT REQUIRED
                          IN THE REGISTRATION STATEMENT



                                     PART II


                           INFORMATION REQUIRED IN THE
                             REGISTRATION STATEMENT


ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE

           The contents of the Registration Statement of MicroFrame, Inc. on Form S-8, File No. 33-61837 filed with the Securities and Exchange Commission on August 15, 1995 and hereby incorporated by the reference with the exception of Exhibits 5.1, 23.1, 23.2, 23.3 and 99.1 which are provided herewith.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Form S-8 registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Edison, New Jersey on the 23rd day of October 1996.

                                               MICROFRAME, INC.


                                               By: /s/ Stephen B. Gray
                                                  --------------------------
                                                  Stephen B. Gray, President and
                                                  Chief Operating Officer

           Pursuant to the requirements of the Securities Act of 1933, this Form S-8 registration statement has been signed by the following persons in the capacities and on the dates indicated. By so signing, each of the undersigned, in his or her capacity as a director or officer, or both, as the case may be, the registrant does hereby appoint Stephen M. Deixler and Stephen B. Gray, and each of them severally, his or her true and lawful attorneys or attorney to execute in his or her name, place and stead, in his or her capacity as a director or officer or both, as the case may be, of the registrant, any and all amendments to said registration statement and all instruments necessary or incidental in connection therewith, and to file the same with the Securities and Exchange Commission. Each of said attorneys shall have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever requisite or necessary to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the acts of said attorneys and each of them.

Signature                     Title                         Date
---------                     -----                         ----

/s/ Stephen B. Gray           President and Chief           October 23,1996
--------------------------    Operating Officer, Director
Stephen B. Gray               (Principal Executive
                              Officer)

/s/ Mark A. Simmons           Vice President -              October 23, 1996
--------------------------    Operations, Chief Financial
Mark A. Simmons               Officer (Principal Financial
                              Officer and Principal Accounting
                              Officer)

/s/ Stephen M. Deixler        Chairman of the Board of      October 23, 1996
--------------------------    Directors, Chief Executive
Stephen M. Deixler            Officer, Treasurer


/s/ Michael Radomsky          Executive Vice President,     October 23, 1996
--------------------------    Secretary and Director
Michael Radomsky


/s/ William H. Whitney        Vice President of Research    October 23, 1996
--------------------------    & Development-Chief
William H. Whitney            Technology Officer, Assistant
                              Secretary, Director


/s/ Stephen P. Roma           Director                      October 23, 1996
--------------------------
Stephen P. Roma


/s/ David I. Gould            Director                      October 23, 1996
--------------------------
David I. Gould

By: /s/ Stephen B. Gray
--------------------------
    * Stephen B. Gray
      Attorney-in-Fact

                                  EXHIBIT INDEX

Exhibit
Number                                                                  Page No.

4.1(a) Certificate of Incorporation of the Company, as amended, filed June 3, 1982 (Incorporated by reference to Exhibit 3.2 to the Company's Form 10-K for the fiscal year ended March 31, 1992).

4.1(b) Amendment to Certificate of Incorporation filed October 14, 1992 (Incorporated by reference to Exhibit 3.3 of the Form 10- KSB for the fiscal year ended March 31, 1993).

4.1(c) Amendment to Certificate of Incorporation filed October 20, 1993 (Incorporated by reference to Exhibit 3.4 of Amendment No. 1 to the Company's Registration Statement on Form SB-2 (No. 33-66688) dated October 26, 1993).

4.2(a) By-Laws of the Company (Incorporated by reference to Exhibit 3.2 of Amendment 1 to the Company's Registration Statement on Form SB-2 (No. 33-66688) dated October 26, 1993).

4.2(b) Amendment No. 2 of the Company's By-Laws (Incorporated by reference to Exhibit 3.3 to the Form 10-KSB for the fiscal year ended March 31, 1996).

*5.1 Opinion and consent of Parker Chapin Flattau & Klimpl, LLP, counsel to the Company, as to the legality of the Common Stock being registered.

*23.1          Consent  of  Coopers  &  Lybrand   L.L.P.,   independent   public
               accountants of the Company.

*23.2 Consent of Price Waterhouse LLP, former independent public accountants of the Company.

*23.3          Consent of Parker  Chapin  Flattau & Klimpl,  LLP  (contained  in
               Exhibit 5.1).

*24.1 Power of Attorney (contained in Signature Page). 4 *99.1 1994 Stock Option Plan of the Company, as amended and restated.


-------------------------------
*  Filed herewith.